As filed with the Securities and Exchange Commission on August 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HACKETT GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0750100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive

Suite 3000

Miami, Florida 33131

(305) 375-8005

(Address of principal executive offices)

The Hackett Group, Inc. 1998 Stock Option and Incentive Plan (Amended and Restated as of February 13, 2025)

(Full title of the plan)

Frank A. Zomerfeld, Esq.

Executive Vice President,

General Counsel and Secretary

1001 Brickell Bay Drive

Suite 3000

Miami, Florida 33131

(305) 375-8005

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John B. Beckman

Hogan Lovells US L.L.P.

555 Thirteenth Street, N.W.

Washington, DC 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is being filed by The Hackett Group Inc. (the “Company,” “we,” “us” or “our”) to register an additional 1,950,000 shares of our common stock for issuance pursuant to our amended and restated 1998 Stock Option and Incentive Plan, as amended (the “Plan”). The Plan was amended and restated on February 13, 2025 to increase the number of shares authorized for issuance by 1,950,000 shares.

Earlier registration statements on Form S-8 related to the Plan were filed by the Company with the Securities and Exchange Commission (the “Commission”) on August  7, 2024 (Registration No. 333-281345), December  23, 2022 (Registration No. 333-268989), June  19, 2020 (Registration No. 333-239306), September  6, 2018 (Registration No. 333-227215), July 3, 2001 (Registration No. 333-64542), June 16, 2000 (Registration No. 333-39460), November 9, 1999 (Registration No. 333-90635) and December 30, 1998 (Registration No. 333-69951).

In accordance with General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items on Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference into this Registration Statement the following documents filed with the Commission:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 27, 2024, filed on February 28, 2025;

(2)

The portions of our Definitive Proxy Statement for our 2025 Annual Meeting of Stockholders, filed on March 21, 2025, incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 27, 2024;

(3)	Our Quarterly Report on Form 10-Q for the quarter ended March 28, 2025, filed on May 7, 2025;

(4)	Our Quarterly Report on Form 10-Q for the quarter ended June 27, 2025, filed on August 6, 2025;

(5)	Our Current Report on Form 8-K, filed on May 6, 2025; and

(6)

The description of our common stock contained in our Registration Statement on Form  8-A, filed under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	The Hackett Group, Inc. 1998 Stock Option and Incentive Plan (Amended and Restated as of February 13, 2025).

5.1	Opinion of Frank A. Zomerfeld, Esq. regarding the legality of the shares being registered.

23.1	Consent of Frank A. Zomerfeld, Esq. (included in Exhibit 5.1).

23.2	Consent of RSM US LLP.

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 6th day of August, 2025.

THE HACKETT GROUP, INC.

By:	/s/ Ted A. Fernandez
Name:	Ted A. Fernandez
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ted A. Fernandez and Robert A. Ramirez, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Ted A. Fernandez Ted A. Fernandez	Chief Executive Officer and Chairman (Principal Executive Officer)	August 6, 2025

/s/ Robert A. Ramirez Robert A. Ramirez	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2025

/s/ David N. Dungan David N. Dungan	Chief Operating Officer, Vice Chairman and Director	August 6, 2025

/s/ Maria A. Bofill Maria A. Bofill	Director	August 6, 2025

/s/ Richard Hamlin Richard Hamlin	Director	August 6, 2025

/s/ John R. Harris John R. Harris	Director	August 6, 2025

/s/ Robert A. Rivero Robert A. Rivero	Director	August 6, 2025

/s/ Alan T.G. Wix Alan T.G. Wix	Director	August 6, 2025